                                                                    EXHIBIT 99.1
                                                                    ------------

                    [VION PHARMACEUTICAL, INC. LOGO OMITTED]

                      COMPANY CONTACT:   VION PHARMACEUTICALS, INC.
                                         Alan Kessman, Chief Executive Officer
                                         Howard B. Johnson, President and CFO
                                         (203) 498-4210

         VION REPORTS 2004 YEAR-END AND FOURTH QUARTER FINANCIAL RESULTS

NEW HAVEN, CT, MARCH 15, 2005 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) today announced results for the fourth quarter and the year ended December
31, 2004.

The Company reported a net loss of $16.1 million, or $0.30 per share, for the year ended December 31, 2004, compared with a net loss of $11.8 million, or
$0.36 per share, for 2003. Weighted-average common shares outstanding for the years ended December 31, 2004 and December 31, 2003 were 53.5 million and 32.8 million, respectively. Total operating expenses were $16.8 million and $12.3 million for the years ended December 31, 2004 and 2003, respectively. The increase in operating expenses was primarily due to higher clinical trial expenses, mainly as a result of patient accrual to a Phase II trial of
CLORETAZINE(TM) (VNP40101M) in acute myelogenous leukemia (AML) and myelodysplastic syndromes initiated in March 2004, and increased drug production.

The net loss was $5.2 million, or $0.09 per share, for the fourth quarter of
2004, compared with a net loss of $3.3 million, or $0.08 per share, for the same period in 2003. Weighted-average common shares outstanding for the three months ended December 31, 2004 and 2003 were 55.8 million and 39.3 million, respectively. Total operating expenses were $5.4 million and $3.4 million for the quarters ended December 31, 2004 and 2003, respectively. The increase in operating expenses was primarily due to higher clinical trial expenses, mainly as a result of patient accrual to a Phase II trial of CLORETAZINE(TM)
(VNP40101M) in AML and myelodysplastic syndromes initiated in March 2004.

The Company reported ending the year with $41.7 million in cash and cash equivalents. Subsequent to year-end, the Company received net proceeds of $30 million from the issuance of 10 million shares of its Common Stock in a registered direct offering to institutional investors completed in January 2005.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in Phase II clinical trials: CLORETAZINE(TM)
(VNP40101M), a unique sulfonylhydrazine alkylating agent, and Triapine(R), a potent inhibitor of a key step in DNA synthesis. In preclinical studies, Vion is also evaluating KS119, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company is also known for developing
TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at
www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K/A for the year ended
December 31, 2003. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                         --FINANCIAL STATEMENTS FOLLOW--

                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED              YEAR ENDED
                                                                         DECEMBER 31,                DECEMBER 31,
(In thousands, except per share data)                               2004            2003          2004          2003
======================================================================================================================
Revenues:

     Contract research grants                                        $ --            $57           $100          $209
     Research and laboratory support services                          --             35            149           136
     Technology license fees                                            4             18             26            30
                                                           -----------------------------------------------------------
         Total revenues                                                 4            110            275           375
                                                           -----------------------------------------------------------

Operating expenses:
     Clinical trials                                                3,292          1,729          9,373         5,772
     Research and development                                       1,264          1,042          4,434         3,963
                                                           -----------------------------------------------------------
         Total research and development                             4,556          2,771         13,807         9,735
     General and administrative                                       838            644          2,969         2,563
                                                           -----------------------------------------------------------
        Total operating expenses                                    5,394          3,415         16,776        12,298
                                                           -----------------------------------------------------------

Interest income                                                       193             49            547           136
Interest expense                                                       --            (2)             --           (2)
Other expense                                                        (31)           (45)           (73)          (45)
                                                           -----------------------------------------------------------
        Loss before income tax provision (benefit)                (5,228)        (3,303)       (16,027)      (11,834)

Income tax provision (benefit)                                        (6)            (1)             28             4
                                                           -----------------------------------------------------------
        Net loss                                                 ($5,222)       ($3,302)      ($16,055)     ($11,838)
                                                           ===========================================================

Basic and diluted loss per share                                  ($0.09)        ($0.08)        ($0.30)       ($0.36)
                                                           ===========================================================

Weighted-average number of shares
    of common stock outstanding                                    55,778         39,274         53,464        32,808
                                                           ===========================================================

                    CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                   (UNAUDITED)

                                                                                               DEC. 31,        DEC. 31,
(In thousands)                                                                                   2004           2003
----------------------------------------------------------------------------------------------------------------------

Cash, cash equivalents and short-term investments                                              $41,729        $15,719
Total assets                                                                                    42,644         16,376
Total liabilities                                                                                6,429          4,454
Shareholders' equity                                                                            36,215         11,922
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